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                                                                   EXHIBIT 10.35
                          CONVERTIBLE PROMISSORY NOTE

$6,000,000                                                     February 28, 1997

         FOR VALUE RECEIVED, Accumed International, Inc., a Delaware corporation (the "Maker") hereby promises to pay to Robert L. Priddy and Edmund
H. Shea, Jr. (collectively the "Payee") having an address at 1800 Phoenix Boulevard, Suite 126, Atlanta, Georgia (or at such other location as the Payee may from time to time designate by notice in writing to the Maker), the principal amount of Six Million Dollars ($6,000,000), together with interest thereon from the date hereof at the rate of twelve (12%) percent per annum payable on March 21, 1997 ( the "Maturity Date"); provided, however, that Maker shall be required to prepay this Note upon the deposit into escrow for the benefit of Maker of gross proceeds of at least Seven Million Dollars ($7,000,000) from any private placement of securities of Maker. Payment hereunder shall be in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

         This Note may be declared immediately due and payable by the Payee in the event of an occurrence of an event of default under the Loan Agreement between Maker and Payee, of even date herewith. All rights or remedies of the Payee provided herein and in the Loan Agreement shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy. From and after maturity, whether by acceleration or otherwise, the principal balance hereunder shall, at Maker's option, bear interest at the rate of eighteen percent (18%) per annum.

         All payments required or permitted to be made under this Note or the Loan Agreement shall be made to the address specified in the first paragraph of this Note (or such other address as the Payee may from time to time designate by notice in writing to the Maker). Maker shall have fully satisfied its obligation with respect to any such payment by making payment in such manner. Maker shall not be responsible or incur any liability (including, without limitation, by way of any indemnification set forth in the Loan Documents) for any allocation or misallocation of such payment, or any portion thereof, as between the Payees or any other holder or holders of this Note.

         This Note is issued subject to the following additional terms and conditions:

         1.      Optional Conversion.

                 (a) Unless this Note has been paid in full, on or after the date (the "Amendment Date") that Maker amends its certificate of incorporation to increase the number of its authorized shares of Common Stock, Payee shall have the right at its option to convert subject to the terms and provisions hereof, all or a portion of the outstanding principal amount of this Note, into shares of Maker's Common Stock at the conversion price hereinafter provided.

                 (b) To convert the principal amount of this Note, in whole or in part as provided herein at Payee's election, Payee shall surrender this Note to Maker during usual business hours at the Maker's principal executive office, accompanied by written notice (the "Conversion Notice") to Maker in form reasonably satisfactory to Maker of the Payee's intention to convert, stating the portion of the Note that is to be converted and the name and address of each person in whose name a share or shares of stock issuable upon such





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conversion is to be registered.  At the time of conversion, simultaneous with the issuance of the shares of Common Stock to be issued upon such conversion, all accrued and unpaid interest on the principal amount to be converted shall be paid to the Payee, whereupon the Payee shall return this Note marked "canceled" to Maker.

                 (c) As promptly as practical after the surrender and giving of notice to convert as herein provided, Maker shall deliver or cause to be delivered at its office or agency maintained for that purpose to or upon written order of Payee certificates representing the number of fully paid and nonassessable shares of Common Stock of Maker into which said Note is converted (which shares shall be free and clear of all liens) and, in the event of partial conversion, a new Note in an aggregate principal amount equal to the unconverted portion of said Note, dated as of the date of the Note and in all other respects identical to the Note converted. The conversion shall be available only for the principal amount of the Note.

                 (d) The conversion price for each share of Common Stock issuable pursuant to the conversion of the Note shall be the closing price as quoted in the Wall Street Journal at the close of business on the day prior to Closing which shall be adjusted as provided in Section 3 hereof, and as provided below (hereinafter called the "Conversion Price").

         2.      Reserved Shares.

                 (a) Maker covenants and agrees that as of the Amendment Date, it shall have reserved and shall at all time thereafter reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuing such shares upon the conversion of this Note, the full number of shares of Common Stock deliverable upon the conversion hereof. Maker covenants and agrees that the shares of its Common Stock delivered upon conversion of this Note shall, at the time of delivery of the certificates for such shares of Common Stock, be validly issued and fully paid and nonassessable shares of Common Stock. Maker further covenants and agrees that it will pay when due and payable any and all Federal and state original issue taxes which may be payable in respect of the issuance of this Note or any shares of Common Stock upon the conversion of this Note.

                 (b) Each person in whose name any certificate for shares of Common Stock is issuable upon the conversion of this Note shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Note was duly surrendered and notice of conversion was given in accordance with the provisions of this Note; provided, however, that if the date of such surrender and notice is a date upon which the stock transfer books of Maker are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next business day on which the stock transfer books of the Maker are open.

         3.      Adjustments to Conversion Price.

                 3.1      Certain Events.  In case the Maker shall:

                          (i) declare a dividend of Common Stock on its Common Stock,

                          (ii) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or





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                          (iii)   combine outstanding Common Stock into a
                 smaller number of shares of Common Stock by reclassification or otherwise,

the number of shares of Common Stock issuable and conversion price per share upon conversion of this Note immediately prior to any such event shall be adjusted proportionately so that thereafter Payee shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which Payee would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 3.2 Notice. In case Maker proposes to take any action referred to in Section 3.1 above, or to effect the liquidation, dissolution or winding up of the Maker, then Maker shall cause notice thereof to be mailed to Payee, at Payee's address set forth above, at least ten (10) days prior to the date on which the transfer books of Maker shall close or a record be taken for such stock dividend or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be.

                 3.3 Statement of Adjustment. Whenever the Conversion Price shall be adjusted as provided in Section 3.1 above, Maker shall forthwith file at the office designated for the conversion of the Note, a statement, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. Maker shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to Payee at its address set forth above. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.2 hereof.

                 3.4 Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the closing price for share of the Common Stock at the time of conversion of this Note.

         4. Prepayment Premium. This Note may be prepaid in whole at any time, however, should the Note be prepaid prior to the Maturity Date (including a prepayment required as a result of a deposit into escrow of gross proceeds of a private placement of securities as described in the first paragraph of this
Note), Maker will pay a prepayment premium equal to the difference between Sixty Thousand Dollars ($60,000) and the amount of accrued and unpaid interest at the time of prepayment.

         This note shall bind the Maker and its successors and assigns, and the benefits hereof shall inure to the Payee and its successors and assigns, and any holder hereof.

         This note shall be construed and enforced in accordance with, and governed by, the laws of the State of Illinois, without regard to its conflict of laws principles. No delay on the part of the Holder hereof in enforcing any rights with respect hereto shall operate as a waiver of such rights.





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         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the undersigned.

                                        ACCUMED INTERNATIONAL, INC.




                                        By:/s/ Peter P. Gombrich
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